Exhibit 10.34

Loan No. RX0024T6D

FOURTH AMENDMENT TO

PROMISSORY NOTE AND SUPPLEMENT

(Revolving Term Loan)

THIS FOURTH AMENDMENT TO PROMISSORY NOTE AND SUPPLEMENT (this “Amendment”), is entered into as of August 19, 2020, between TIDEWATER UTILITIES, INC., a Delaware corporation (the “Company”), and CoBANK, ACB, a federally chartered instrumentality of the United States (“CoBank”).

BACKGROUND

The Company and CoBank are parties to a Promissory Note and Supplement (Revolving Term Loan Supplement) dated as of March 19, 2009, and number RX0024T6, as amended by a First Amendment to Promissory Note and Supplement dated as of August 31, 2011, a Second Amendment to Promissory Note and Supplement dated as of October 15, 2014 and a Third Amendment to Promissory Note and Supplement dated as of March 7, 2017 (collectively, the “Supplement”). The parties now desire to amend the Supplement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. Defined Terms. All capitalized terms used herein and not defined herein shall have the meanings given to those terms in the Supplement or in the “MLA” (as defined in the Supplement).

SECTION 2. Amendments.

(A) Section 3 of the Supplement is hereby amended and restated to read as follows:

SECTION 3. Term. The term of the Commitment shall be from the date hereof, up to and including November 30, 2023, or such later date as CoBank may, in its sole discretion, authorize in writing.

(B) Section 5(A)(2) of the Supplement is hereby amended and restated to read as follows:

(2) Quoted Fixed Rate Option. At a fixed rate per annum to be quoted by CoBank in its sole discretion in each instance (the “Quoted Fixed Rate Option”). Under this option, rates may be fixed on such balances and for such periods (each a “Quoted Fixed Rate Period”) as may be agreeable to CoBank in its sole discretion in each instance; provided that: (1) rates may not be fixed for periods of less than 365 days; (2) rates may be fixed on balances of $100,000 or multiples thereof; and (3) the maximum number of balances that may be subject to this option at any one time shall be five (5).

(C) Section 5(A)(3) of the Supplement is hereby amended and restated to read as follows:

(3) LIBOR Option. At a fixed rate per annum equal to LIBOR (as hereinafter defined), plus 1.35%. Under this option: (1) rates may be fixed for Interest Periods (as hereinafter defined) of 1, 2, 3, 6, 12 months, as selected by the Company; (2) amounts may be fixed in an amount not less than $100,000.00; (3) the maximum number of fixes in place at any one time will be five; (4) rates may only be fixed on a Banking Day (as hereinafter defined) on three Banking Days’ prior written notice, and (5) no Interest Period will end later than the maturity date of the Commitment as may be extended from time to time. For purposes hereof: (a) “LIBOR” means the higher of: (i) zero percent (0.000%); or (ii) the rate (rounded upward to the nearest 1/100th and adjusted for reserves required on Eurocurrency Liabilities (as hereinafter defined) for banks subject to FRB Regulation D (as hereinafter defined) or required by any other federal law or regulation) reported at 11:00 a.m. London time two Banking Days before the commencement of the Interest Period for the offering of U.S. dollar deposits in the London interbank market for the Interest Period designated by the Company, by Bloomberg Information Services (or any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by CoBank from time to time, for the purpose of providing quotations of interest rates applicable to dollar deposits in the London interbank market); (b) “Banking Day” means a day on which CoBank is open for business, dealings in U.S. dollar deposits are being carried out in the London interbank market, and banks are open for business in New York City and London, England; (c) “Interest Period” means a period commencing on the date this option is to take effect and ending on the numerically corresponding day in the month that is 1, 2, 3, 6, 12 months thereafter, as the case may be; provided, however, that: (i) in the event such ending day is not a Banking Day, such period will be extended to the next Banking Day unless such next Banking Day falls in the next calendar month, in which case it will end on the preceding Banking Day; and (ii) if there is no numerically corresponding day in the month, then such period will end on the last Banking Day in the relevant month; (d) “Eurocurrency Liabilities” will have meaning as set forth in FRB Regulation D; and (e) “FRB Regulation D” means Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.

(D) Section 5(D) of the Supplement is hereby amended and restated to read as follows:

(D) Additional Provisions Regarding the LIBOR Option. If at any time the generally recognized administrator of interest rates offered for U.S. dollars on the London interbank market (a “LIBOR Rate”) ceases to provide quotations for LIBOR Rates, or if such administrator or any person having authority over such administrator or with respect to LIBOR Rates generally announces that LIBOR Rates will cease to be provided within a period not exceeding 90 days, or if CoBank otherwise determines that LIBOR Rates have been, or are likely within a period not exceeding 90 days to be, discontinued, or that LIBOR Rates do not, or are likely within a period not exceeding 90 days not to, adequately and fairly reflect the cost to the CoBank of making or maintaining loans hereunder, then the CoBank may, after consultation with but without the consent of the Company, amend this Promissory Note and Supplement and any other Loan Document to (1) replace any interest rate in this Promissory Note based and Supplement upon the LIBOR Rate with a replacement benchmark rate deemed appropriate by the CoBank in good faith and in its sole discretion, (2) adjust the margins applicable to the determination of interest rates under this Promissory Note and Supplement (whether up or down) as deemed appropriate by CoBank in good faith and in its sole discretion to compensate for differences between the LIBOR Rate and such replacement benchmark rate, and (3) after consultation with but without the consent of the Company, effect such other technical, administrative and operational changes to the Loan Documents as CoBank in good faith and in its sole discretion deems appropriate to reflect the adoption and implementation of such replacement rate. CoBank shall give the Company not less than five days’ notice of any such amendment prior to the effective date thereof.

Notwithstanding the foregoing paragraph, if prior to the commencement of any interest period proposed to be subject to a LIBOR Rate, CoBank determines (which determination shall be conclusive and binding absent manifest error) that

(1) either dollar deposits are not being offered to banks in the London interbank market or that adequate and reasonable means do not exist for ascertaining a LIBOR Rate for such interest period; or

(2) a LIBOR Rate for such interest period will not adequately and fairly reflect the cost to CoBank of making or maintaining the loans for such interest period;

then CoBank shall give notice thereof to the Company as promptly as practicable thereafter and, until CoBank notifies the Company that the circumstances giving rise to such notice no longer exist, (a) any request to convert any loan to, or continue any LIBOR Rate loan at, a LIBOR Rate shall be ineffective, and (b) the CoBank shall, after consultation but without the consent of the Company, select an alternate rate of interest to apply to any and all balances upon the expiration of the interest period applicable thereto, which rate of interest shall be commercially reasonable and generally consistent with the then-prevailing market convention, if any, for replacement of a LIBOR Rate in bilateral loan transactions.

SECTION 3. Representations and Warranties.To induce CoBank to enter into this Amendment, the Company represents and warrants that: (A) except for such as have been obtained, are in full force and effect, and are not subject to appeal, no consent, permission, authorization, order or license of any governmental authority or of any party to any agreement to which the Company is a party or by which it or any of its property may be bound or affected, is necessary in connection with the execution, delivery, performance or enforcement of this Amendment; (B) the Company is in compliance with all of the terms of the Loan Documents, and no Default or Event of Default exists; and (C) this Amendment has been duly authorized, executed and delivered by the Company, and creates legal, valid, and binding obligations of the Company which are enforceable in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally. Without limiting (B) above, the Company represents and warrants that it is in compliance with all notice provisions of the Loan Documents, including, without limitation, the requirement to notify CoBank of the commencement of material litigation and of certain environmental matters.

SECTION 4. Confirmation. Except as amended by this Amendment, the Supplement shall remain in full force and effect as written.

SECTION 5. Counterparts and Electronic Delivery. This Amendment may be executed in counterparts (and by different parties in different counterparts), each of which shall constitute an original, and all of which when taken together shall constitute a single agreement. In addition, this Amendment may be delivered by electronic means.

(Signature page follows)

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized officers as of the date shown above.

CoBANK, ACB		TIDEWATER UTILITIES, INC.

By:	/s/ Bryan Ervin	By:	/s/ A. Bruce O’Connor
Title:	Vice President	Title:	President